Exhibit (11)


                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 227-8591


                                 March 14, 1997



State Street Research Financial Trust
One Financial Center
Boston, Massachusetts 02111


Ladies and Gentlemen:

     Reference is made to the registration statement on Form N-14 filed on January 30, 1997 with the Securities and Exchange Commission (including Pre-Effective Amendment No. 1 thereto filed February 28, 1997 and Pre-Effective Amendment No. 2 filed herewith, the "Registration Statement") with respect to certain shares of beneficial interest (the "Shares") of State Street Research Financial Trust, an unincorporated association of the type commonly referred to as a Massachusetts business trust (the "Trust"), representing interests in Classes A, B, C and D of State Street Research Government Income Fund, a series of the Trust, to be issued pursuant to a certain Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Trust and State Street Research Portfolios, Inc. described in the Registration Statement.

     We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Goodwin, Procter & Hoar LLP

                                                GOODWIN, PROCTER & HOAR LLP